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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59766, No. 333-36740, No. 333-60379, No. 333-85210, No. 333-141334, No. 333-158324, No. 333-158395, and No. 333-158399) and S-8 (No. 333-87384, No. 333-88711, No. 333-111736, No. 333-118096, No. 333-118097, and No. 333-151105) of Corporate Office Properties Trust of our report dated February 19, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Baltimore, MD
February 19, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM